 Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASES

This Settlement Agreement (this “Agreement”) is made as of this 9th day of March, 2017 (the “Effective Date”), by and between MyDX, Inc. (“MYDX”) and Phoenix Fund Management, LLC (“Phoenix”). MYDX and Phoenix are hereinafter referred to jointly as the “Parties” and make this Agreement in reference to the following:

WHEREAS, MYDX executed a Convertible Promissory Note dated October 5, 2016 in favor of Phoenix (the “Convertible Note”);

WHEREAS, Phoenix is the holder of another note in the amount of $250,000.00 which note is subject to a court approved settlement agreement dated May 2016 (the “Prior Note”);

WHEREAS, Phoenix and MYDX have entered into a promissory note entitled the “Phoenix Fund Management LLC Secured Promissory Backend Security Note dated October 5, 2016 (“Backend Note”).

WHEREAS, Phoenix has claimed that it is still entitled to certain payments under the Convertible Note and the Prior Note and MYDX denies that Phoenix is entitled to such payments and that MYDX has in fact overpaid the amounts due under the Convertible Note and Prior Note; and

WHEREAS, the Parties wish to settle, resolve and compromise all claims, disputes or other issues that may exist between them concerning the Convertible Note and the Prior Note.

NOW THEREFORE, in consideration of the mutual releases and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.       Settlement Amount.

a.       The Parties agree that in full and final satisfaction of any and all claims, disputes or issues that exist between them:

(i) Phoenix shall be entitled to no further issuance of any MYDX shares or other instruments of any kind and shall immediately instruct the transfer agent, Nevada Agency and Transfer Company, of same and that all outstanding conversions notices are void and of not further effect;

(ii) Neither Phoenix nor MYDX shall be entitled to any additional cash or other payment from each other of any kind.

(iii) The parties stipulate to the dismissal of any litigation pending between them, including any claims or counterclaims, the motion to enforce the settlement of the Prior Note, and including that action initiated by MYDX as plaintiff in the Circuit Court in and for Miami-Dade County, FL, and this agreement may be filed as a stipulation of dismissal in any pending action, with the court retaining jurisdiction to enforce the terms of this agreement.

2.       Compromise. The Parties agree and acknowledge that this Agreement is the result of a compromise and shall not be construed as an admission by any of the Parties of any liability, wrongdoing, or responsibility on their part or on the part of their predecessors, successors, assigns, agents, parents, subsidiaries, affiliates, officers, directors, or employees. Indeed, the Parties expressly deny any such liability, wrongdoing or responsibility.

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3.       Payment in Full. The provisions agreed to the parties as set forth in Section 1 shall be in full and final satisfaction of any amounts claimed or owed by either of the parties.

4.       Releases.

a.       Upon effectuation of the matters set forth in Section 1 above, the return of the MYDX shares to treasury as set forth in Section 5 below, and the return of the Backend Note, the Convertible Note and the Prior Note each marked as “Paid in Full”, MYDX and its predecessors, successors, parents, direct and indirect subsidiaries, affiliates, assigns, heirs, agents, transferees, and current and former directors, officers, managers, members, shareholders, partners, employees, representatives, and attorneys (the “MYDX Releasors”) hereby release Phoenix and its predecessors, successors, parents, direct and indirect subsidiaries, affiliates, assigns, heirs, agents, transferees and current and former directors, officers, managers, members, shareholders, partners, employees, representatives, and attorneys (collectively the “Released Phoenix Parties”), from and against any and all actions, suits, judgments, claims, proofs of claim, demands, damages, attorneys’ fees, causes of action, debts, liabilities, or controversies of any kind whatsoever, whether at law or in equity, whether before a local, state or federal court or state or federal administrative agency or commission, or arbitration administrator, and whether now known or unknown, matured or unmatured, liquidated or unliquidated, that MYDX now has or may have had, or thereafter claims to have on behalf of itself, or any other person or entity, from the beginning of the world up through and including the date of this Agreement, including but not limited to the Backend Note, the Conversion Note or Prior Note.

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b.      Upon effectuation of the matters set forth in Section 1 above and the return of the MYDX shares to treasury as set forth in Section 5 below, Phoenix and its predecessors, successor, parents, direct and indirect subsidiaries, affiliates, assigns, heirs, agents, transferees, and current and former directors, officers, managers, members, shareholders, partners, employees, representatives, and attorneys (the “Phoenix Releasors”) hereby release MYDX and its predecessors, successors, parents, direct and indirect subsidiaries, affiliates, assigns, heirs, agents, transferees, and current and former directors, officers, managers, members, shareholders, partners, employees, representatives, and attorneys (collectively the “Released MYDX Parties”), from and against any and all actions, suits, judgments, claims, proofs of claim, demands, damages, attorneys’ fees, causes of action, debts, liabilities or controversies of any kind whatsoever, whether at law or in equity, whether before a local, state or federal court or state or federal administrative agency or commission, or arbitration tribunal or administrator, and whether now known or unknown, matured or unmatured, liquidated or unliquidated, that Phoenix now has or may have had, or thereafter claims to have on behalf of itself, or any other person or entity, from the beginning of the world up through and including the date of this Agreement, including but not limited to the Backend Note, the Conversion Note or Prior Note.

Nothing contained in this release shall prevent the Parties from asserting or pursuing any claim to enforce the terms of this Agreement.

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5.       Return of Reserve Shares to MYDX Treasury.

All shares of MYDX that are held by the transfer agent shall immediately be returned by the transfer agent to treasury and Phoenix will instruct the transfer agent of its consent to same.

6.       Miscellaneous Terms and Conditions.

a.       Following execution of this Agreement, the Parties shall as soon as practicable take the actions and prepare any and all appropriate documents reasonably necessary to effectuate this Agreement.

b.       Each Party shall bear its own attorneys’ fees and costs.

c.       Each Party acknowledges and agrees that MYDX is not required to take the Backend Note and that the Backend Note is terminated.

d.       This Agreement may be modified only by a written document signed by the Parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions hereof shall be valid unless it is written and signed by the Party against whom the waiver is to be enforced.

e.       This Agreement shall be binding upon and shall inure to the benefit of the Parties thereto, their predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, officers, employees, and shareholders.

f.       If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of said Agreement. Furthermore, the Parties agree that in the event of an illegal, invalid or unenforceable provision, the Parties shall use their best efforts to induce the reviewing court to substitute a legally enforceable provision effectuating the intent of the Parties (as can be discerned from the subject provision and the rest of the Agreement) as closely as possible, and, should the court be unwilling to perform such substitution, to use their best efforts to do so between themselves and to add such new provision to this Agreement.

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g.       This Agreement shall be governed by and construed in accordance with laws of the State of Florida, without regard to its choice of law rules. The state or federal courts situated in Broward County, Florida shall retain exclusive jurisdiction over any and all disputes arising out of or otherwise relating to the subject matter of this Agreement.

h.       Each Party acknowledges that it has read the document thoroughly and completely, has had the opportunity to consult legal counsel of its choosing, understands the rights, remedies and allegations surrounding the execution of this document, and that the document is executed voluntarily.

i.       Each person who executes this Agreement by or on behalf of each respective Party warrants and represents that he or she has been duly authorized and empowered to execute and deliver this Agreement on behalf of such Party.

j.       The Parties cooperated in the drafting of this Agreement, and in the event that it is determined that any provision herein is ambiguous, that provision shall not be presumptively construed against either Party.

k.       In the event that either Party breaches any term of this Agreement and the other Party is required to employ counsel to enforce its rights, the prevailing Party shall be entitled to recover its attorneys’ fees and costs incurred therein.

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l.       This Agreement contains the complete agreement between the Parties with respect to its subject matter and supersedes any and all prior agreements, understanding, promises, warranties, and representations made by each Party to the other concerning the subject matter.

m.       The Parties hereby warrant and represent that they have not assigned or in any way transferred or conveyed all or any portion of the claims covered by this Agreement, and to their knowledge, no other person or entity has a right to any claim that purports to be settled by this Agreement. The Parties acknowledge and agree that this warranty and representation is an essential and material term of this Agreement, without which they would not have entered into it. The Parties each agree to defend and to hold each other harmless against the claims of any other person or entity asserting a claim or right that purports to be settled by the Agreement.

7.       Counterparts / Facsimile Signatures. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. This Agreement may be executed by facsimile signatures which shall be deemed to have the same force and effect as an original signature.

WHEREFORE, having fully read and understood the terms of this Agreement, the Parties sign their names below with the intention that they shall be bound by it.

MYDX, INC.:	PHOENIX FUND MANAGEMENT, LLC:

By:	By:
Name:	Name:
Title:	Title:

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